Exhibit 4.7

                                 TRUST AGREEMENT
                                       OF
                             EARTHGRAINS FINANCING I

                  THIS TRUST AGREEMENT (the "Trust Agreement") is made as of April 10, 2000, by and among The Earthgrains Company, as Depositor (the
"Depositor"), and the individual trustees identified on the signature page hereto (the "Trustees").

                  The Trustees hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "Earthgrains Financing I" in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Depositor hereby assigns,  transfers,  conveys and sets over to the Trust the sum of $10. The Trustees hereby declare that they will hold the trust estate in trust for such persons as are or may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto.

                  3. The Depositor and the Trustees intend to enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the Preferred or Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.


                  4. The Depositor, as Depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"),of the Preferred or Capital Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred or Capital Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred or Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as

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determined by the  Depositor,  to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred or Capital Securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's
Nasdaq National Market;  (iii) to file and execute on behalf of the Trust   such
applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred or Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred or Capital Securities of the Trust.

                  In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws.

                  5. This Trust Agreement may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

                  7. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation,

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

operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

                  8. This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                                THE BANK OF NEW YORK (DELAWARE),
                                                as Delaware trustee

                                                By:  /S/ Michael Santino
                                                    ----------------------------
                                                Michael Santino, Senior Vice
                                                  President

                                                  /S/ Michael A. Salamone
                                                --------------------------------
                                                Michael A. Salamone, as Trustee

                                                  /S/ Mark H. Krieger
                                                --------------------------------
                                                Mark H. Krieger, as Trustee











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